    As filed with the Securities and Exchange Commission on December 29, 1999
                                                       Registration No. 33-80844
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             _____________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                            Vastar Resources, Inc.
            (Exact name of registrant as specified in its charter)

         Delaware                                         95-4446177
(State or other jurisdiction of                       (I.R.S. employer
 incorporation or organization)                      identification number)

                             15375 Memorial Drive
                             Houston, Texas 77079

                         (Address, including zip code,
                 of registrant's principal executive offices)
                             ____________________

                            VASTAR RESOURCES, INC.
                                SAVINGS PLAN II
                           (Full title of the plan)
                             _____________________

                                ALBERT D. HOPPE
                 Vice President, General Counsel and Secretary
                            Vastar Resources, Inc.
                             15375 Memorial Drive
                             Houston, Texas 77079
                                (281) 584-6027

               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                             _____________________

                                 REALLOCATION

A total of 200,000 shares of Common Stock, par value $0.01 per share ("Common Stock") of Vastar Resources, Inc. were registered on Form S-8, Registration
No. 33-80844 to be issued under the Vastar Resources, Inc. Savings Plan II (the "Plan"). The Plan has been merged with and into the Vastar Resources, Inc. Capital Accumulation Plan II which was renamed the Vastar Resources, Inc. Capital Accumulation Plan (the "Surviving CAP Plan"). Pursuant to General Instruction E to Form S-8 and the telephonic interpretation of the Securities Exchange Commission set forth at page 113 (question 90, Section G) of the Division of Corporate Finance's Manual of Publicly Available Telephone Interpretations (July 1997), the Registrant is hereby moving 95,343 shares previously registered in connection with the Plan on Registration Statement No. 33-80844 to a new Form S-8 Registration Statement relating to the Surviving CAP Plan to be filed with the Securities and Exchange Commission on or about the filing date of this post-effective amendment.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vastar Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment no. 1 to registration statement on form s-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 29th day of December, 1999.

                                Vastar Resources, Inc.


                                By: /s/ Charles D. Davidson
                                    --------------------------------
                                    Charles D. Davidson
                                    President and
                                    Chief Executive Officer

Pursuant to the requirements of the securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                             Title                               Date
---------                             -----                               ----

/s/ Jimmie D. Callison               Director                       December 29, 1999
-----------------------------
Jimmie D. Callison


/s/ Terry G. Dallas                  Director                       December 29, 1999
-----------------------------
Terry G. Dallas


/s/ Charles D. Davidson              President, Chief Executive     December 29, 1999
-----------------------------        Officer and Director
Charles D. Davidson
(Principal Executive Officer)


/s/ Marie L. Knowles                 Director                       December 29, 1999
-----------------------------
Marie L. Knowles


/s/ Robert C. Levine                 Director                       December 29, 1999
-----------------------------
Robert C. Levine


/s/ Joseph P. Mccoy                  Vice President                 December 29, 1999
-----------------------------        and Controller
Joseph P. Mccoy
(Principal Accounting Officer)


/s/  William D. Schulte              Director                       December 29, 1999
-----------------------------
William D. Schulte



Signature                             Title                                   Date
---------                             -----                                   ----

/s/ Steven J. Shapiro                Senior Vice President, Chief       December 29, 1999
-----------------------------        Financial Officer and Director
Steven J. Shapiro
(Principal Financial Officer)


/s/ Donald R. Voelte, Jr.            Director                           December 29, 1999
-----------------------------
Donald R. Voelte, Jr.


/s/ Michael E. Wiley                 Chairman of the Board              December 29, 1999
-----------------------------
Michael E. Wiley


                                   SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Amendment No. 1 to Registration Statement to signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on December 29, 1999.


Vastar Resources, Inc.
Savings Plan II

By:     /s/ Joseph P. McCoy
       ----------------------------
NAME:  Joseph P. McCoy
TITLE: Vice President and Controller,
       Vaster Resources, Inc.